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                                                                   Exhibit 99.1

               SMARTFORCE PUBLIC LIMITED COMPANY (the "Company")
                 THIS PROXY FOR THE ANNUAL GENERAL MEETING IS
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned Member of the Company, a public limited company organized under the laws of Ireland, hereby acknowledges receipt of the Notice of Annual General Meeting of Shareholders and joint proxy statement/prospectus, each dated ________________________, 2002 and hereby appoints _____________________
and __________________, and each of them, proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Company's Annual General Meeting to be held at 11:00 a.m. on ________________, 2002 at Jury's Hotel, Ballsbridge, Dublin 4, Ireland, and at any adjournments thereof, and to vote all shares which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side hereof and in their discretion upon such other matters as may properly come before the Annual General Meeting.

NOTES:

1. A proxy may (i) vote on a show of hands or on a poll, (ii) demand or join in demanding a poll and (iii) speak at the Annual General Meeting.

2. In the case of a corporation, this form must be executed either under its Common Seal or under the hand of an officer or attorney duly authorized.

3. In the case of joint holders, the signature of any one of them will suffice, but the names of all joint holders should be shown. The vote of the senior joint holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members of the Company in respect of the joint holding.

4. To be effective, the proxy form and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy of such power or authority must be deposited with the Company's Registrars, Computershare Services (Ireland) Limited, Heron House, Corrig Road, Sandyford Industrial Estate, Dublin 18, Ireland not less than 48 hours before the time appointed for the holding of the Annual General Meeting or adjourned Annual General Meeting.

5. Any alterations made to this proxy form should be initialed.

6. On a poll a person entitled to more than one vote need not use all his, her or its votes or cast all the votes he, she or it uses in the same way.

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY
                           IN THE ENVELOPE PROVIDED.

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH OF THE PROPOSALS SET FORTH BELOW AND AS SAID PROXIES DEEM APPROPRIATE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL GENERAL MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION FOR ANY MOTION MADE FOR ADJOURNMENT OF THE ANNUAL GENERAL MEETING (INCLUDING, WITHOUT LIMITATION, FOR PURPOSES OF SOLICITING ADDITIONAL VOTES FOR APPROVAL OF THE PROPOSALS SET FORTH BELOW).

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING PROPOSALS:

                                                        FOR AGAINST ABSTAIN
ORDINARY BUSINESS                                       --- ------- -------

1.  To re-elect as a director Mr. James S. Krzywicki    [_]   [_]     [_]
    who retires by rotation.

2.  To elect as a director Dr. Ferdinand von            [_]   [_]     [_]
    Prondzynski who was appointed during the year.

3.  To receive and consider the Report of the Directors [_]   [_]     [_]
    and the Consolidated Financial Statements of the Company for the year ended December 31, 2001 and the Auditors Report to the Members.

4.  To authorize the directors to fix the remuneration  [_]   [_]     [_]
    of the auditors for the year ending December 31, 2002.

SPECIAL BUSINESS

5.  To approve the Agreement and Plan of Merger and     [_]   [_]     [_]
    Reorganization, the Merger and the issuance of ordinary shares pursuant to the Merger.

6.  To approve the terms of contracts relating to the   [_]   [_]     [_]
    repurchase of own shares by the Company.

Mark here if you plan [_]                           Mark here, and        [_]
to attend the Annual                                indicate below, for a
General Meeting.                                    change of address.

Please sign exactly as name appears below. When shares are held by joint holders, the signature of any one of them will suffice, but the names of all joint holders should be shown. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, this form must be executed either under its Common Seal or under the hand of an officer or attorney duly authorized. If a partnership, please sign in partnership name by authorized person.

Date:      ____________________, 2002

Signature: ________________________________
           ________________________________
           (Print Name)